Exhibit 2

WESTPAC BANKING CORPORATION ABN 33 007 457 141 Wealth Update March 2017 Brian Hartzer Chief Executive Officer

Investing in the wealth opportunity 2 Significant investment now moving to commercialisation Scale supports investment Starting from a position of strength Investments and insurance are a strategic priority

Supporting customers through their life Investments (incl superannuation) 37% spend Source: BT internal estimates. Data based on theoretical couple on an average salary commencing work at 16, retiring at 65 and living to 90. Insurance includes home and contents and Life/TPD (not motor vehicle or health). 3 Starting Out Working Pre-retiree Retiree 15-25 25-44 45-64 65+ Spend on financial services by a family through their lives ($ per annum) Insurance 11% BankingLifetime 52% 15202530354045505560657075808590 Age

BT Financial Group Serving customers through their life Brad Cooper Chief Executive, BT Financial Group 4

Growth and returns attractive grow close to 8%pa over the next 1 Source Rice Warner, Superannuation Market Projections Report 2016. 2 Westpac Economics. 3 Cash earnings to average allocated capital for financial years ended 30 September 2015 and 2016. 5 Superannuation funds projected to decade1 • Rising superannuation guarantee • Aging population • Increased need to fund retirement Banking system credit estimated to grow around 4.5-6.5%pa in the medium term2 20152016 Consumer BankWestpacBT Financial and Business BankInstitutional BankGroup 17.5 16.1 15.8 15.0 13.8 11.0 Attractive ROE (%)3 Strong growth profile

Significant opportunity in wealth remains

18.5%[1] of Westpac Group customers have at least one BT Financial Group product although individual segment shares are small

Westpac Group customers with a BT Financial Group product (%)	
Personal super	3.3
Work-based super	4.1
Managed Investments	1.2
Life insurance	4.8
Home and contents insurance	7.3
Motor vehicle insurance	1.3

Data based on Roy Morgan Research, Respondents aged 14+ and 12 month rolling. Wealth penetration is defined as the proportion of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with a Banking Group and also have Managed Investments, Superannuation or Insurance with the same Banking Group. Westpac Group includes Westpac, St. George, Advance Bank, ASGARD, BankSA, Bank of Melbourne, BT, Challenge Bank, Dragondirect, RAMS, Rothschild, and Sealcorp.

BT Financial Group

1 Source: Roy Morgan Wealth Penetration Report January 2017

6

BT spans wealth, private banking and insurance Advice 1 At 30 September 2016. 2 Funds under management. 3 Funds under administration. 4 Excludes cash management trusts. 5 Source for market share is Strategic Insights September 2016. 6 Market share in-force premiums. 7 Market share new business. 7 $287m Gross written premiums Lenders Mortgage Insurance $503m Gross written premiums General Insurance Insurance FY16 Cash earnings $309m $973m Life in-force premiums 10%6/11%7 Market share5 Life Insurance $110bn FUA3 ,19% share5 , Rank 15 $4bn Deposits Platforms $36bn FUM2 & FUA3. Retail4 18% share5 .Corporate 13% share5 Super $21bn Deposits, $2bn FUA3 $17bn Mortgages Private Wealth $32bn FUM2 $1bn Deposits, $2bn Margin lending Investments Dimensions1 510 Salaried advisers 589 Magnitude and Securitor advisers Business divisions Financial reporting Funds Management FY16 Cash earnings $520m

Well positioned for superannuation growth • Service based model • Positioned across value chain CAGR 7.9% 6-2031(f) • Strong customer relationships and adviser network • Scale allows us to – Absorb margin contraction – Maintain low prices – Support compliance infrastructure 2016 2031(forecast) 1 Source: Rice Warner, Superannuation Market Projections Report 2016 (nominal dollars). 8 Australian superannuation funds under management1 ($bn) 201 MySuper SMSF Other Post retirement6,616 Pre retirement 8.2% 2,110 7.8%

Wealth industry - a strong regulatory framework • • Further investment in monitoring and detection Fee for service model for advisers since 2011 • • • • • Comprehensive income product for retirement (CIPR) Future of financial advice (FOFA) Life Insurance Framework Life Insurance Code of Practice Corporations Amendment • Product incentives removed for tellers and personal bankers, incentives balanced between service and sales • Led industry in raising professional standards for financial planners (Professional Standards of Financial Advisers) Act 2017 Significant reform underway Proactively responding • First to launch an online ‘adviser register’ Led development of new industry reference checking protocols • Industry/ customer implications • Sales impacted by uncertainty/complexity of rules • Increase in compliance costs, and costs to customer 9

Operating a different model in Life Insurance…

Strategy

Customer oriented claims philosophy
- Fairness, transparency & empathy
- Focused on wellbeing, rehabilitation

Leading products
- 1st to introduce 24 month terminal illness cover
- High IRESS[1] ratings across products

Distribution skewed to higher return channels[2]

BT distribution channels closer to customer Market average ROC[3] >10%	Other distribution channels/ product Market average ROC[3] <10%
IFA wealth specialists	IFA risk specialists
Salaried advisers	IFA generalists
Group master trust	Direct
	Group insurance[4]

Carefully managed risk

- No exposure to legacy group insurance products
- Minimal exposure to legacy income protection products
- Reinsurance program for income protection and long tail risks

1 IRESS insurance research. 2 Management estimates and industry benchmarking. 3 Return on capital. 4 Group insurance excluding Master Trust schemes, covering schemes outsourced by public sector funds, industry funds, and external corporate funds.

BT Financial Group
10

…and delivering superior outcomes FY13 FY16 Change in market share FY13-FY16 % pts -1.8 Growing share +0.2 -2.4 BT Peer 1 Peer 2 Peer 3 Peer 4 Superior retention BT Peer 1 Peer 2 Peer 3 Peer 4 1 Source Strategic Insights September 2016 (lapse rates for individual risk). 11 FY16 Market average 15.1% 15.3 17.7 15 18.2 11.9 Life insurance lapse rates1 FY16 (%) +1.8 17.9 -1.5 16.1 15.3 13.8 12.6 12.8 12.7 10.3 10.3 8.5 Market share of Life in-force premiums1 (%)

Life Insurance – three next steps • Industry shake-out has created opportunity to selectively offer group insurance Master trust sub-segment has better risk/return profile than other group insurance classes • $250m in capital efficiencies identified Requires restructuring of life insurance entities Benefits expected over FY17 and FY18 Will add to Westpac Group’s common equity Tier 1 capital • Digital quoting, origination, and underwriting New wellbeing portal New life-stage based products Digital interface with medical professionals Complete integration with Panorama in the future • • • • • • • • Likely to see Life insurance ROE rise Improved efficiency and retention Diversify revenue streams 12 Enhancing capital efficiency Capturing opportunities in corporate master trust Investing in the customer experience

Panorama will enable substantial restructuring Panorama is the new operating system underpinning BTFG’s operations • • • Development first commenced in 2012 Total expected cost of around $630m.$390m spent to date (at 30 Sept 2016) Completion cost includes migration of old platforms wealth aligned • Not just a platform but bringing a complete change to BT’s business • Ultimately expected to deliver over $120m of cost savings per annum Helps offset business as usual expenses increases • Creates a genuine end-to-end solution for SMSF Managed portfolios • Included in online and mobile platforms Linked into secure bank payments system • • • 13 Banking and experienced Grow revenue, including in new segments Efficiency Transforming the business

BT Financial Group Transforming the business John Shuttleworth General Manager, Platforms & Investments

Panorama – a transformational operating system Panorama is simplifying our superannuation and investments business, offering advisers and investors access to a broad range of portfolios and investments Portfolios Investments SMSF Super Insurance Investment capability Service Intuitive design Click to chat Mobile Digital processing BT Cash Term Deposits ManagedListed Portfolios Securities Managed Funds Tailored Portfolios Customer Experience 15

SMSFs provide a significant opportunity Nearly $1 in every $3 in superannuation is invested through a self-managed superannuation fund Market Westpac Position $654bn - assets today1 ~$1tn – assets in 7 years2 574,988 - SMSF funds3 33,022 – funds established in FY163 BTFG has a significant opportunity to consolidate and grow established relationships onto the Panorama platform 1 APRA Quarterly Superannuation Performance, December 2016. 2 Rice Warner, Superannuation Market Projections 2016 (nominal dollars). 3 ATO, SMSF Statistics, September 2016 (as at June 2016). 16 100,000 – SMSFs with a linked bank deposit account 120,000 – SMSFs via BTFG’s adviser and licenced accountant distribution network

Product complexity – >50 products and platforms Over time, growth and acquisitions has led to product and Migration to Panorama will simplify platform duplication. 17 Red = closed to new investors

Moving from 7 systems to one core operating system Modernising technology and consolidating registry systems into one platform ReTtaruil st BT 1991 (26) BT Retail CLOAS Westpac 1987 (30) Westpac Retail WIAS Westpac 1987 (30) BT PPS (M/T), PPM BT 1994 (23) BT Corporate Super Capital BTFG 2007 (10) BT Super for Life Composer 18 Asgard APS1Asgard1991 (26)Super & M/T AFS2Asgard2001 (16)Asgard Wrap Wrap TRUAIOBT1997 (20)BT Wrap Wrap (Core)BT1997 (20)BT Wrap SystemHeritageAgeProducts

Reducing cost and complexity

>500 end user applications are linked to our existing registry systems


Links
Client Reporting Intranet
ART
SWEC
ASCALC
TLM
Diary System
Cognos Reports Redirect
Cognos CUBE builds
Client Reports Archive
PAYG
PresCom Stats
SIM & SIMA
Load Bank Statets
Gearing Macro
FMStats Analysis
STAR
GW Admin
TOAD
DSS Letter
Pres Sched (Client)
TRAMS
SSRA
WHT CPU Calc
Summary for F M
Gearing DB
AMA
Negative Cost base calc
MS Query
Adviser Desktops
UTD Final
APS Excede GL
Sun GL
Basil
Earthrise
BTOE
Quick Address Pro
Journo
Investor Desktops
Responsible Service Teams Tool
BING
Error Manual
SRS Red
Existing registry systems
Form Repository
Easy Rollover Tool
Ebuy
PolCom Corp Super
CS Transition DB
LSEP Bulk Upload
Trust
Wrap
CLOAS
Asgard
Wrap Admin DT
ProRata MF Reds
Elmo
Paymt Maint System
Research DB
Ecomm Admin
CAPS
Contributions Calc
Insuff Funds SS
CapLink
BTOE Admin
EPT
Capital
WIAS
Composer
Wrap Fee Signaller
CE Fee Statements
WCA Desktop Scrape
Insurances witch letters
Rapid Reds
SLS Print
GUI Cloas
GVC DB
ECPIAS
SRS Wrap Reds Data
Disability Calc
Fee Check report
FUM DB
Error Cost
Fixed Term Annuity
Fixed Term Pension
SALAD
Daily Funding
GPT Doc
E Admin
Antidetriment Calc
MF Hybrid Dashboard
Summary Trades Outstand
EOL PIN
ECRA
Diary Corro
Zorro
GIP Calc
Journal DB SRS
Adhoc Fees
Super benefit calc
MF Trading
Summary Desk Banks
WHT Calc
AESA Emp Extract
Decease Estates DB
Wrap Extract
Smart label Printer
GUI MIH Forms
Wrap Calc
Death Benefit Calc
Wrap MF Transfers
Trade sheets-Reds

BT Financial Group

19

Reducing multiple trustees and super funds

Trustees	Super Funds
BTFM	Retirement Wrap
	BT Lifetime Super
BTFM2	BT Classic Lifetime Super
WSAL	Westpac Master Trust
	Westpac Personal Super
	BT Super Savings
ACML	Asgard Independence Plan Div 1
	Asgard Independence Plan Div 2
	Asgard Independence Plan Div 4
	Advance Retirement Savings Acct
	Advance Retirement Suite
	Beacon Independence Plan Div 2

Reduction will deliver

- Access to best in class products for customers
- Lower system/ maintenance costs
- Reduce costs (audit and regulatory levies),
- Lower risk from reduced complexity

BT Financial Group

20

Materially simplifying our business 21 From To Products >50 3 Trustees 4 1 Super funds 12 1 Registry systems 7 1

Progress 22

Investment platform with all assets 23

Personal super for advised customers


BT Panorama
Portfolio value as of today · $000,000,000.00
Overview
I'd like to...
Portfolio value
$222,732.97
Available cash
$36,635.19
Current rate 0.61%
Performance
0.76%
Last quarter
Capital return
0.76%
Last quarter
Income return
0.01%
Last quarter
Last updated 2:09pm AEDT
Contributions summary
Last contribution 18 Feb 2016 $2,000.00
Contribution type
Current FY $
Cap $
Available $
Total concessional 22,500.90 30,000.00 7,499.10
Total non-concessional 143,000.00 - -
Total other 7,000.00 - -
Total contributions $172,500.90
Make a contribution
View contribution history
Beneficiaries
2 beneficiaries have been nominated.
Last updated 12 Feb 2016
Manage beneficiaries
Maturing term deposits
There are no term deposits
Check term deposit rates
Recent cash transactions
Date
Description
Amount $
01 Jun 2013 Personal contribution made to Dennis Beecham 2,000.00
Incomplete orders
B Buys $937,322.00
S Sells $512,470.00

BT Financial Group

24

Modular structure Functionality Redefining SMSF - a complete end-to-end offer for investors, advisers and accountants 25

Direct investment offer - BT Invest - through online banking 26

Panorama connected to core banking systems 27

Launched mobile where advisers and investors can view and trade their portfolios 28

Building momentum in Panorama 6,000 4,000 2,000 955 1,000 29 Advisers using Panorama (#) 1,200 800 600 400 200 0 SMSF Funds on Panorama (#) 3,5002,984 3,000 2,500 2,000 1,500 1,000 500 0 Investors on Panorama (#) 7,0006,038 5,000 3,000 1,000 0 FUA on Panorama ($m) 4,0003,696 3,500 3,000 2,500 2,000 1,500 1,000 500 0

Panorama – a unique offer for investors and advisers • Broad range of investments – cash, term deposits, managed funds, listed • Seamlessly move from MySuper to SuperWrap without asset sale/purchase • View investments, banking and insurance in one place • Access via desktop, mobile or tablet 30 • Unique end-to-end solution – establishment, fund administration, investment administration, audit and reporting • Enables advisers, investors and accountants to view fund information SMSFs • Fast sign-up to BT Invest in minutes via online banking • Online processing, document vault, data feeds and click to chat Digital user experience • Integrated with bank infrastructure and secure bank payment systems • Use online banking to originate wealth products and transfer funds Bank connectivity/ security • One platform for simple to comprehensive solutions • Investors can manage via a financial adviser or use the platform directly One system for investors & advisers • One operating system for super, investments, SMSFs and insurance securities, managed portfolios, tailored portfolios One core operating system

BT Financial Group Brad Cooper Chief Executive, BT Financial Group 31

Summary Strong franchise Short-term headwinds although significant long-term opportunities Well placed across the wealth value chain Investing while others pull back Panorama will extend leadership Scale and growth will mitigate margin pressure 32

Investor Relations Team Andrew Bowden Head of Investor Relations +61 2 8253 4008 andrewbowden@westpac.com.au Nicole Mehalski Director +61 2 8253 1667 nicole.mehalski@westpac.com.au Visit our updated investor centre at www.westpac.com.au/investorcentre Jacqueline Boddy Director +61 2 8253 3133 jboddy@westpac.com.au Louise Coughlan Director (Rating Agencies) +61 2 8254 0549 lcoughlan@westpac.com.au Danielle Stock Senior Manager +61 2 8253 0922 danielle.stock@westpac.com.au Rebecca Plackett Senior Manager +61 2 8253 6556 rplackett@westpac.com.au or email: investorrelations@westpac.com.au 33 Retail shareholder investor relations Debt investor relations Equity investor relations For further information

Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s Full Year 2016 Financial Results (incorporating the requirements of Appendix 4E) for the twelve months ended 30 September 2016 available at www.westpac.com.au for details of the basis of preparation of cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘aim’, probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the section titled ‘Risk factors' in Westpac’s 2016 Annual Report available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation. 34